                                                                               .
                                                                               .
                                                                               .

                                                                     EXHIBIT 4.6

              YEAR 2003 PERFORMANCE CONTRACT WITH VICE PRESIDENT OF
                           PETROCHINA COMPANY LIMITED

Offeree: Name: DUAN, Wende                               Offeror: Name: CHEN, Geng          Term of the Contract: January 1, 2003 to
                                                                                                                  December 31, 2003
Title:   Vice President of PetroChina Company Limited    Title:   President of PetroChina
         ("PetroChina")                                                                     Date of Execution: January 18, 2003





INDICES                 KEY PERFORMANCE INDICES            WEIGHT  MEASUREMENT      TARGET                    ACTUAL
                        (KPI)                                                                                 PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Profits Indices         Rate of return of the invested     20%     %                8.38
                        capital of PetroChina (ROIC)
                        ------------------------------------------------------------------------------------------------------------
                        Net income of PetroChina (NI)      10%     In million RMB   34,280
                        ------------------------------------------------------------------------------------------------------------
                        Total profit of refining and
                        marketing business& chemical and
                        marketing business

                        Refining and marketing business    20%     In million RMB   2,130

                        Chemical and marketing business                             60
------------------------------------------------------------------------------------------------------------------------------------
Operating Indices       Cash processing cost for per ton   8%      RMB Yuan/ton     100
                        of oil
                        ------------------------------------------------------------------------------------------------------------
                        Cash marketing cost for per ton    7%      RMB Yuan/ton     249
                        of oil
                        ------------------------------------------------------------------------------------------------------------
                        Percentage of the finished oil     10%     %                44 (excluding direct
                        as retailed                                                 supply)
                        ------------------------------------------------------------------------------------------------------------
                        Decrease rate of unit product      8%      %                3
                        cash cost

                        Unit chemical marketing cash cost  7%      Yuan/ton         59.3

                        Receivables of refining and
                        marketing business & chemical      5%      %                Per Shiyoucaizi [2001] 311
                        and marketing business

                        Gap between actual capital         5%      %                +/- 5
                        expenditures and budget for
                        refining and marketing business
                        & chemical and marketing business
------------------------------------------------------------------------------------------------------------------------------------
Indices to Be Put       Quality safety and environmental   Accidents involving death                          Comprehensive
under Control           protection of PetroChina           < or = 0.05 persons/million man-hours;             performance expressed
                                                           Extraordinary quality accidents involving          in marks to be reduced
                                                           social effects = 0;                                by 5 marks if
                                                           Extraordinary accidents involving environmental    exceeding target of
                                                           pollution < or = 5                                 the index put under
                                                                                                              control.
------------------------------------------------------------------------------------------------------------------------------------


Signature of Offeree: /s/ DUAN WENDE      Signature of Offeror: /s/ CHEN GENG
                      ------------------                        ----------------